ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Agreement") is made and entered into this 1st day of October, 2002, by and between Lehman Brothers Holdings, Inc., d/b/a Lehman Capital, a division of Lehman Brothers Holdings, Inc. ("Lehman"), and Applebee's International, Inc. ("Buyer").

         WHEREAS, Lehman owns the Assigned Claims (as hereafter defined in Section 1 below);

         WHEREAS, Lehman desires to sell and assign the Assigned Claims to Buyer;

         WHEREAS, Buyer desires to purchase the Assigned Claims from Lehman; and

         WHEREAS, Buyer and Lehman have agreed upon the terms and conditions of such sale and assignment, and desire to reduce the same to writing.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of such assignment, the parties hereto agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

               A. Asset Purchase Agreement: The Asset Purchase Agreement dated July 16, 2002, among the Debtors and Buyer.

               B. Assigned Claims: The Lehman Senior Claims.

               C. APA Closing Date: The date of the closing of the sale of the Purchased Assets, as defined in the Asset Purchase Agreement, to Buyer or to any other purchaser.

               D. Buyer: Applebee's International, Inc.

               E. Bankruptcy Court: The United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division.

               F. Closing Date: The date of the closing of the assignment and sale contemplated by this Agreement, upon which the second installment of the Purchase Price is received by Lehman, which date shall in no event be later than the APA Closing Date.

               G. Debtors: Apple Capitol Group, LLC and certain subsidiaries, which are debtors and debtors-in-possession in Chapter 11 proceedings in the Bankruptcy Court.

               H. Financing Order: The Financing Order ordered on September 4, 2002 by the Bankruptcy Court that, among other things, authorized the Post-Petition Loan and Security Agreement, dated as of July 16, 2002, among the Debtors and Lehman.

               I. Interest: Interest shall be calculated at a rate per annum based on the floating LIBOR rate.

               J. Lehman: Lehman Brothers Holdings, Inc., d/b/a Lehman Capital, a division of Lehman Brothers Holdings, Inc., which is the owner and holder of the Assigned Claims.

               K. Lehman DIP Claims: All amounts owing to Lehman under the Post-Petition Loan and Security Agreement, dated as of July 16, 2002, which was executed and delivered by the Debtors in favor of Lehman under the Financing Order and which evidences the Lehman DIP Claims.

               L. Lehman Mezzanine Claims: All amounts that remain owing under the Mezzanine Loan and Security Agreements between the Debtors and Lehman, each dated as of May 3, 1999, and the related promissory notes and other documents, which evidence the Lehman Mezzanine Claims and pursuant to which, among other things, Lehman made secured mezzanine term loans and other financial accommodations to the Debtors and the Debtors granted Lehman security interests in substantially all of their assets.

               M. Lehman Senior Claims: All amounts that remain owing under the Senior Loan and Security Agreements between the Debtors and Lehman, each dated as of May 3, 1999, and the related promissory notes and other documents, which evidence the Lehman Senior Claims and pursuant to which, among other things, Lehman made secured senior term loans and other financial accommodations to the Debtors and the Debtors granted Lehman security interests in substantially all of their assets.

               N. Pre-Petition Collateral: The collateral described in the Senior Loan and Security Agreements between the Debtors and Lehman.

               O. Purchase Price: $34,250,000 (the "Base Purchase Price"), subject to adjustment as set forth in Section 2 below, and payable in two installments.

               P. Sale Motion: The motion of Debtors for an order approving, among other things, proposed sale procedures and bidding protections in connection with the Debtors' proposed sale of certain of their assets, filed by the Debtors in the Bankruptcy Court.

               Q. Settlement Term Sheet: The Settlement Term Sheet, dated September 4, 2002, among the Debtors, Lehman and the Official Committee of Unsecured Creditors of Apple Capitol Group, LLC.

               R. Termination Date: November 30, 2002, which will be extended to be coterminous with the Drop Dead Date in the Asset Purchase Agreement, except that any such extension will not be binding (i) on Lehman if the delay in closing hereunder or the extension in the Drop Dead Date was caused by a Material Breach of Buyer under the Asset Purchase Agreement or (ii) on either party hereto if the extension in the Drop Dead Date hereunder was caused by a breach by the other party of any material provision hereof.

         2.    Assignment and Purchase.


               (a) Subject to the terms and conditions of this Agreement, Lehman hereby agrees to sell, transfer and assign to Buyer on the Closing Date, and Buyer hereby agrees to purchase from Lehman on the Closing Date, all of Lehman's rights, title and interest in the Assigned Claims in exchange for (i) payment to Lehman of the Purchase Price, (ii) the performance by Buyer of its covenants and obligations under this Agreement, and (iii) the performance by Lehman of its covenants and obligations under this Agreement. Buyer shall pay the first installment of $17,125,000 (the "First Installment Amount") on the date hereof by wire transfer of federal funds to Lehman and a second payment of $17,125,000 (the "Second Installment Amount"), subject to adjustment as provided below, on the Closing Date by wire transfer of federal funds to Lehman. On the Closing Date, Lehman shall deliver to Buyer an Assignment of Claims. The parties acknowledge and agree that Lehman shall not sell, transfer or assign, and Buyer is not buying, the Lehman Mezzanine Claims and the Lehman DIP Claims.

               (b) The Purchase Price shall be adjusted upward, and the Second Installment Amount increased, by the following amounts: (i) 8% of the amount in excess of $35,000,000.00 and less than $37,000,000.01 that is paid to the Debtors by Buyer for the Purchased Assets (as defined in the Asset Purchase Agreement) and (ii) 12% of the amount in excess of $37,000,000.00 that is paid to the Debtors by Buyer for the Purchased Assets. To the extent that amounts are paid to the Debtors after the APA Closing Date that result in an upward adjustment to the Purchase Price under clause (i) or (ii), above, such additional Purchase Price amount shall be paid promptly by Buyer to Lehman, by wire transfer of federal funds.

               (c) In the event that Buyer is the purchaser of the Purchased Assets, then to the extent that such amounts are not paid to Buyer by wire transfer of federal funds or by cashiers check at the closing of the Asset Purchase Agreement by, in the case of (i) and (ii), the Escrow Agent, and in the case of (iii) through (v), the Debtors, but are only used as an offset against the purchase price paid by Buyer for the Purchased Assets, then the Purchase Price shall be adjusted downward, and the Second Installment Amount decreased, by the following amounts: (i) the Deposit (as defined in the Asset Purchase Agreement);
         (ii) (A) the Gift Certificate Escrowed Amount and (B) the General Escrowed Amount (both as provided in the Asset Purchase Agreement and in the Escrow Agreement among Debtors and Buyer dated July 16, 2002);
         (iii) the amounts necessary to satisfy the conditions to Buyers' closing of the Asset Purchase Agreement under Sections 8.3(k) and (l);
         (iv) the amount determined by Section 9.4(c) of the Asset Purchase Agreement; and (v) the amount necessary for Debtors to deliver the Purchased Asset under Section 1.1(m) of the Asset Purchase Agreement. In the event any of (i) through (v), above, is deducted from the Purchase Price and such amount is later paid to Buyer, Buyer will immediately forward such amount to Lehman by wire transfer of federal funds or by cashiers check.

         3.    Representations and Warranties.

               (a) Lehman represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date: (i) the Assigned Claims are not subject to any prior assignment, in whole or part; (ii) Lehman is the sole and lawful owner of the Assigned Claims, free and clear of adverse claims, liens, interests and encumbrances; (iii) Lehman has the full corporate and legal power and authority to execute this Agreement and to consummate the transactions contemplated herein; (iv) the outstanding amount of the Lehman Senior Claims on the date hereof is not less than $42,000,000; (v) the outstanding amount of the Lehman Senior Claims will, at the Closing Date, be not less than $42,000,000 minus the amount of any Adequate Protection Claim payments each in the amount of $458,000 made by the Debtors pursuant to the Financing Order, from September 30, 2002 through the Closing Date (the "Closing Value");
         (vi) the Lehman Senior Claims are secured by valid and properly perfected security interests on the date hereof (which shall be first priority security interests as of the Closing Date) in the Pre-Petition Collateral; (vii) if Buyer purchases the Purchased Assets, Buyer will not be prohibited from offsetting the Assigned Claims against the purchase price of the Purchased Assets or from paying to itself, or retaining as a credit against, the purchase price of the Purchased Assets in satisfaction of an equivalent amount of the Assigned Claims (unless the Bankruptcy Court orders otherwise, in which case the provisions of Section 5 (a) below shall apply); and (viii) it has disclosed to Buyer any and all agreements or arrangements made or approved by Lehman regarding the payment of any amount owed by Lehman or the Debtors to the unsecured creditors of Debtors or to Phoenix Management Services, Inc. By its acceptance of this Agreement, Buyer acknowledges that, except for the above representations and warranties,
         (i)  Lehman  has not made and  does  not  make  any  representation  or warranty, whether express or implied, of any kind or character in connection with this Agreement, any aspect of the underlying transactions, the financial condition of the Debtors, or the aforesaid documents and (ii) the assignment by Lehman of the Assigned Claims to Buyer shall be irrevocable and without recourse to Lehman.

               (b) Buyer represents and warrants to Lehman that as of the date of this Agreement: (i) Buyer has the full corporate and legal power and authority to execute this Agreement and to consummate the transactions contemplated herein; and (ii) Buyer has and will maintain cash, cash equivalents and availability under lines of credit in an amount greater than the Base Purchase Price (free and clear of any liens and restrictions) and such funds or the applicable portion thereof will be available (free and clear of any liens or restrictions) to pay the First Installment Amount on the date hereof and the Second Installment Amount on the Closing Date, as well as any upward adjustments to the Purchase Price. The obligations of Lehman hereunder are subject to the condition that the foregoing representations and warranties of Buyer shall be true on and as of the Closing Date in all material respects.



         4.    Assignment and Assumption.

               (a) On the Closing Date, Lehman shall assign to Buyer all of Lehman's rights under (i) the Senior Loan and Security Agreements among the Debtors and Lehman, each dated as of May 3, 1999 and all other agreements or arrangements as necessary to vest full ownership of the Assigned Claims and all related security interests; and (ii) the Asset Purchase Agreement other than Lehman's rights under
         Section 2.1(b) thereof.  Except as specifically set forth in Sections 4
         (b) and 4 (c) below, Buyer shall not assume, take subject to and shall not be liable for any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Lehman. Specifically, but without limitation of any kind, Lehman will retain all rights in, and be solely liable for all of Lehman's obligations under (i) the Post- Petition Loan and Security Agreement and all other agreements supporting the Lehman DIP Claims; (ii) the Mezzanine Loan and Security Agreements and all other agreements supporting the Lehman Mezzanine Loan Claims; (iii) the Letter Agreement between Lehman and
         Jay  Gillespie   dated  July  16,  2002;  and  (iv)  any  agreement  or
         arrangement made or approved by Lehman regarding the payment of any amount owed by Lehman or the Debtors to third parties (it being understood and agreed that the foregoing creates no obligation on the part of Lehman that it would not otherwise have).

               (b) Notwithstanding the assignment of the Assigned Claims to Buyer, Buyer acknowledges and agrees that (i) any Adequate Protection Claim payments paid by the Debtors pursuant to the Financing Order shall be paid directly for the account of Lehman; (ii) any Proceeds of Collateral (as defined in the Financing Order) other than Proceeds of Purchased Assets (as defined in the Asset Purchase Agreement) shall be the sole property of Lehman and may be retained and applied by Lehman in repayment of the Lehman DIP Claims and/or the Lehman Mezzanine Claims; and (iii) any amounts payable under Section 2.1(b) of the Asset Purchase Agreement, as between Buyer and Lehman, shall be the sole property of Lehman. Except as set forth in the preceding sentence, after the Closing Date all amounts due pursuant to the Assigned Claims shall be paid directly to Buyer.

               (c) Buyer hereby consents to and agrees to comply with the terms of (i) the Settlement Term Sheet among the Debtors, Lehman and the Official Committee of Unsecured Creditors of Apple Capitol Group, LLC and (ii) any Settlement Agreement that is in accordance in all material respects with, and in furtherance of, the Settlement Term Sheet and that is approved by the Bankruptcy Court. Notwithstanding the preceding sentence, as between Lehman and Buyer, Buyer shall have no obligation to fund any obligation under the Settlement Term Sheet, including, but not limited to, the Creditor Fund, the Minimum Distribution, any Additional Distribution (as such terms are defined in the Settlement Term Sheet) and the fees and expenses of the Committee's professionals. Lehman hereby agrees that its representations to Buyer in Section 3(a)(iii), (iv), (v) and (vi) regarding the amount and priority of the Assigned Claims are not conditioned on the effectiveness of a final Settlement Agreement or on any assignment of the Settlement Term Sheet or any settlement agreement to Buyer.

         5.    Further Covenants and Assurances.

               (a) Lehman shall execute and deliver such further assignments, releases or other instruments as Buyer reasonably requests to effectuate the transfer and assignment of the Lehman Senior Claims to Buyer, including, if Lehman files any proofs of claim with respect to the Assigned Claims prior to the Closing Date, an assignment of all proofs of claim filed by Lehman in the Chapter

         11 proceedings with respect to the Assigned Claims. In the event that, as a result of Lehman's breach of any representation or warranty under Section 3 (a) above Buyer is not permitted to use the Assigned Claims as an offset to the purchase price on a dollar-for-dollar basis in Buyer's purchase of the Purchased Assets up to the Closing Value or to pay to itself, or retain as a credit against, the purchase price of the Purchased Assets in satisfaction of an equivalent amount of the Assigned Claims, Buyer's exclusive remedy shall be to, at its option, either (i) reduce the Purchase Price and decrease the Second
         Installment Amount payable to Lehman by the requisite amount of the purchase price of the Purchased Assets that Buyer must fund otherwise than by such offset (and, if such reduction is insufficient to meet such deficit in full, require that Lehman pay to Buyer the balance necessary to fund such deficit, with Interest), or (ii) cancel this Agreement in its entirety and thereupon this Agreement will be deemed void ab initio and Lehman shall refund all amounts paid to it hereunder, with Interest. In the event that the preceding sentence does not apply and pursuant to an order of the Bankruptcy Court, Buyer is not permitted to use the Assigned Claims as an offset to the purchase price on a dollar-for-dollar basis in Buyer's purchase of the Purchased Assets up to the Closing Value or to pay to itself, or retain as a credit against, the purchase price of the Purchased Assets in satisfaction of an equivalent amount of the Assigned Claims, Buyer's exclusive remedy shall be to cancel this Agreement in its entirety and thereupon this Agreement will be deemed void ab initio and Lehman shall refund all amounts paid to it hereunder, with Interest. In the event a partial or full refund of amounts paid by Buyer to Lehman hereunder is required by virtue of the preceding sentence, Lehman will immediately deliver such payment by wire transfer of federal funds to Buyer or as Buyer may direct. The parties agree that Buyer shall not be entitled to a refund or payment hereunder unless it must pay cash (other than to itself) at the closing of the purchase of the Purchased Assets rather than receiving the benefit of the Assigned Claims. In the event Buyer receives a refund or payment from Lehman under this Section 5 and thereafter Buyer is permitted to use the Assigned Claims as an offset to the purchase price on a dollar-for-dollar basis in Buyer's purchase of the Purchased Assets up to the Closing Value or to pay to itself, or retain as a credit against, the purchase price of the Purchased Assets in satisfaction of an equivalent amount of the Assigned Claims, Buyer will promptly reimburse Lehman the amount of such refund or payment, with Interest, to which Buyer would not have been entitled.

               (b) In the event Buyer purchases the Assigned Claims, unless and until Lehman's Senior Claims are paid in full, Lehman will not assert any claims, liens and encumbrances against the Purchased Assets or the proceeds of the Purchased Assets, including those related to the Lehman DIP Claims and the Lehman Mezzanine Claims and will not transfer any interest in the Lehman DIP Claims or the Lehman Mezzanine Claims unless the transferee agrees with Buyer in writing also not to assert any claims, liens or encumbrances against the Purchased Assets or the proceeds of the Purchased Assets.

               (c) Buyer hereby agrees that it will not (i) sell or assign the Assigned Claims or its right to acquire the Assigned Claims other than to a wholly-owned affiliate (in which event Buyer will not be relieved of its obligations hereunder), or (ii) sell or assign its right to purchase the Purchased Assets prior to the APA Closing Date other than to a wholly-owned affiliate (in which event Buyer will not be relieved of its obligations hereunder).

         6. Future Payments. If on the Closing Date, Debtors do not pay to Buyer by cashiers check or wire transfer of federal funds the amount of $1,691,633.30 in payment of unpaid royalties, advertising fees, finance charges and other amounts owed by Debtors to Buyer, Lehman shall honor any request of Debtor to draw under the Post-Petition Loan and Security Agreement dated as of July 16, 2002, the amounts necessary to make such payment. To the extent Debtors do not make such payment the Purchase Price and Second Installment Amount will be reduced by such unpaid amount.

         7.    Gift Certificate and General Escrowed Amounts.

               (a) On the Closing Date, Buyer will (i) fund the Gift Certificate Escrowed Amount and the General Escrowed Amount (as provided in the Asset Purchase Agreement and in the Escrow Agreement among the Debtors and Buyer dated July 16, 2002); (ii) immediately waive any and all rights to the Gift Certificate Escrowed Amount and to the General Escrowed Amount and direct the escrow agent to immediately release the Gift Certificate Escrowed Amount and the General Escrowed Amount to the Debtors in accordance with the terms of such Escrow Agreement; (iii) immediately waive any and all claims for damages, in law or in equity, that Buyer could assert against the Debtors for breaches of or defaults in the performance of any representations, warranties, agreements or covenants of Debtors under the Asset Purchase Agreement; and (iv) waive the Debtor's obligation to pay all vacation and other paid time off benefits, accrued in accordance with Debtor's standard policy, and unused as of the APA Closing Date, of all Retained Employees of Seller who are hired by Buyer and waive Buyer's right to reduce the purchase price for the Purchased Assets under Section 8.2 (a) (v) of the Asset Purchase Agreement.

         8. Certain Payments. In the event Buyer does not purchase the Purchased Assets:

               (a) Because Lehman has materially breached and failed to cure any representation, warranty or covenant hereunder, Buyer may notify Lehman of such breach, Buyer will not purchase the Assigned Claims and will have no payment liability to Lehman hereunder, and Lehman will refund to Buyer all amounts paid to Lehman hereunder, with Interest.

               (b) Because a condition under Section 8.3(a), (b), (c), (d), (i), or (n) of the Asset Purchase Agreement was not met, Buyer may notify Lehman of such fact, Buyer will not purchase the Assigned Claims and will have no payment liability to Lehman hereunder, and Lehman will refund to Buyer all amounts paid to Lehman hereunder, with Interest.

               (c) If neither (a) nor (b), above, is applicable and the Purchased Assets are purchased by another party for more than

         $35,500,000.00,  Buyer  will  not  purchase  the  Assigned   Claims and
         will have no payment liability to Lehman hereunder, and Lehman will refund to Buyer all amounts paid to Lehman hereunder, with Interest.

               (d) If none of (a), (b) or (c) above, is applicable, (A) and the Purchased Assets are purchased by another party for less than $34,250,000.00, Buyer will not purchase the Assigned Claims and will have no payment liability to Lehman hereunder and Lehman will refund to Buyer all amounts paid to Lehman hereunder, with Interest, but shall retain an amount equal to the difference between the purchase price paid by such other party and $34,250,000.00, with Interest; or (B) and the Purchased Assets are purchased by another party for more than $34,250,000.00 but less than $35,500,000.00, Buyer will not purchase the Assigned Claims and will have no payment liability to Lehman hereunder and Lehman will refund to Buyer all amounts paid to Lehman hereunder, with Interest, but shall retain $500,000.

               (e) If none of (a), (b), (c) or (d), above, is applicable and Buyer does not purchase the Purchased Assets, then as of Termination Date (or if earlier, if the Buyer does not purchase the Purchased Assets because of its breach of the Asset Purchase Agreement or any other condition in Section 8.3 thereof is not satisfied, on the date the Asset Purchase Agreement is terminated), Buyer will not purchase the Assigned Claims and will have no payment liability to Lehman hereunder, and Lehman will refund to Buyer all amounts paid to Lehman hereunder, with Interest, but shall retain $500,000.

Any refunds due from Lehman under this Section shall be made by wire transfer of federal funds within two business days after the notice (if under (a) or (b) above) or the closing of the asset purchase (if under (c) or (d) above) or the Termination Date (if under (e) above).

         9. Waivers. A waiver of any term or condition of this Agreement shall be valid only if it is in writing and executed by the party so waiving. The failure of any of the parties in any one or more instances to insist upon performance of any terms, covenant or conditions of this Agreement shall not be construed to be a waiver of future performance of any such term, covenant or condition but the obligation of either party with respect thereto shall continue in full force and effect.

         10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York notwithstanding any reference in such laws to the laws of another jurisdiction.

         11. Notices. All notices, demands or other communications hereunder shall be in writing and shall be given by (1) deposit in United States mail, sent by certified or registered mail, postage prepaid, (2) nationally recognized overnight courier service, service prepaid, which requires written acknowledgement or receipt, or (3) personal delivery, to the following parties:


         If to Buyer:                        Applebee's International, Inc.
                                             4551 West 107th St., Suite 100
                                             Overland Park, KS  66207
                                             Attention:  Robert T. Steinkamp
                                             Fax:  (913) 341-1696
                                             Phone:  (913) 967-4038

         With a copy to:                     James M. Ash, Esq.
                                             Blackwell Sanders Peper Martin LLP
                                             2300 Main Street, Suite 1100
                                             Kansas City, MO  64108
                                             Fax:  (816) 983-9137

         If to Lehman:                       Lehman Brothers Holdings, Inc.
                                             745 Seventh Avenue, 7th Floor
                                             New York, New York 10019
                                             Attn:  George Janes
                                             Fax:  (646) 758-2115
                                             Phone:  (212) 526-5129

         With a copy to:                     Jeffrey L. Schwartz, Esq.
                                             Hahn & Hessen LLP
                                             350 Fifth Avenue
                                             New York, New York 10118-0075
                                             Fax:  (212) 594-7167
                                             Phone:  (212) 946-0221

or to such other address as Buyer or Lehman shall have last designated in writing to the other party in a notice meeting the requirements of this Section 9.

         12. Entire Agreement; Construction. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by the parties hereto. This Agreement has been negotiated at arm's-length by the parties and their respective advisors. This Agreement shall not be construed as having been "drafted" by any one party and shall not be construed against any party as a drafting party. The interpretation, application, meaning or construction of any of the terms or provisions of this Agreement shall be construed pursuant to the terms hereof, without bias in favor of or against any party hereto, and regardless of the party who drafted or prepared such term or provision.

         13. Assignment. Neither this Agreement nor any rights or obligations of either party hereunder may be assigned to any other person without the prior written consent of the other party. Notwithstanding the immediately preceding sentence, Buyer may assign its rights or obligations to a wholly-owned affiliate without the prior written consent of Lehman (in which event Buyer will not be relieved of its obligations hereunder). Subject to the foregoing, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

         14. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same Agreement.

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

         15. Legal Costs. Each party shall bear its own costs and expenses incurred in negotiating this Agreement and in consummating the transactions contemplated hereby.

         16. Termination. Either party may terminate this Agreement if the purchase and assignment contemplated hereunder shall not have occurred on or before the Termination Date; provided that Buyer may not so terminate this Agreement unless it is also simultaneously terminating the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first above written.

                                     BUYER:

                                     APPLEBEE'S INTERNATIONAL, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     LEHMAN:

                                     LEHMAN BROTHERS HOLDINGS, INC.,
                                     D/B/A/ LEHMAN CAPITAL, A
                                     DIVISION OF LEHMAN BROTHERS HOLDINGS, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                       10